______________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
______________________________________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10005 (Zip Code)

Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 – 7544
(Name, address and telephone number of agent for service)
______________________________________________________

SUPERVALU INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

11840 VALLEY VIEW ROAD EDEN PRAIRIE, MINNESOTA (Address of principal executive offices)	55344 (Zip Code)

_____________________________

DEBT SECURITIES
(Title of the Indenture securities)

Exhibit 25.1

Item 1.    General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name                            Address

Federal Reserve Bank (2nd District)            New York, NY
Federal Deposit Insurance Corporation            Washington, D.C.
New York State Banking Department            Albany, NY

(b)    Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

N/A.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 12th day of June, 2018.

DEUTSCHE BANK TRUST COMPANY AMERICAS
/S/ Carol Ng
By:	Name: Carol Ng
Title: Vice President

Exhibit 7

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

Federal Financial Institutions Examination Council

[Logo]

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041

Institution Name	DEUTSCHE BANK TRUST COMPANY AMERICAS
City	NEW YORK
State	NY
Zip Code	10005
Call Report Report Date	3/31/2018
Report Type	041
RSSD-ID	214807
FDIC Certificate Number	623
OCC Charter Number	0
ABA Routing Number	21001033
Last updated on	4/27/2018

Federal Financial Institutions Examination Council

[LOGO]	Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041

Report at the close of business March 31, 2018

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

(20180331)
(RCON 9999)

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

Date of Signature	Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or

(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number 623 (RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

NEWYORK
City (RSSD 9130)

NY	10005
State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin(1)	RCON0081	32,000	1.a.
b. Interest-bearing balances(2)	RCON0071	21,505,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	0	2.b.
c. Equity securities with readily determinable fair values not held for trading(8)	RCONJA22	5,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell(3)	RCONB989	10,010,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases held for investment	RCONB528	9,316,000	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	4,000	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCONB529	9,312,000	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	14,000	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.

10. Intangible assets:			10.
a. Goodwill	RCON3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	27,000	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	1,201,000	11.
12. Total assets (sum of items 1 through 11)	RCON2170	42,106,000	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	29,854,000	13.a.
1. Noninterest-bearing(4)	RCON6631	18,422,000	13.a.1.
2. Interest-bearing	RCON6636	11,432,000	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased(5)	RCONB993	1,202,000	14.a.
b. Securities sold under agreements to repurchase(6)	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	179,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures(7)	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	1,747,000	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	32,982,000	21.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(8) Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
(3) Includes all securities resale agreements, regardless of maturity.
(4) Includes total demand deposits and noninterest-bearing time and savings deposits.
(5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6) Includes all securities repurchase agreements, regardless of maturity.
(7) Includes limited-life preferred stock and related surplus.

Dollar amounts in thousands

22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	718,000	25.
26. Not available			26.
a. Retained earnings	RCON3632	6,280,000	26.a.
b. Accumulated other comprehensive income(1)	RCONB530	1,000	26.b.
c. Other equity capital components(2)	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	9,124,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	9,124,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	42,106,000	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2017

	RCON6724	2a	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	1231	M.2.

(1) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(2) Includes treasury stock and unearned Employee Stock Ownership Plan shares.